ACCUMULATOR® ALL SERIES Application for an Individual Annuity Please make checks payable to: AXA Equitable First-Class Mail: AXA Equitable Retirement Service Solutions P.O. Box 1577 Secaucus, NJ 07096-1577 AXA EQUITABLE Express Mail: AXA Equitable Retirement Service Solutions 500 Plaza Drive, 6th Floor Secaucus, NJ 07094-3619 For Assistance, please call 888-517-9900 www.axa-equitable.com CONTRACT SPECIFICS 1. Contract Series and Type A. Choose a Contract Series: • Series availability varies and is subject to state and firm approval. Series B Series L Series CP® Series C B. Choose a Contract Type. Available for All Series Non-Qualified Traditional IRA Roth IRA NOT available for all Series. Qualified Plan Defined Contribution (DC) (Not available for Series C) Qualified Plan Defined Benefit (DB) (Not available for Series C) Inherited IRA BCO1 (Direct Transfer of Decedent IRA) (Not available for Series CP®) Inherited Roth IRA BCO1 (Direct Transfer of Decedent Roth IRA) (Not available for Series CP®) Non-Spousal Beneficiary QP Direct Rollover to an Inherited IRA BCO1 (Not available for Series CP®) Non-Spousal Beneficiary QP Direct Rollover to an Inherited Roth IRA BCO1 (Not available for Series CP®) C. Total Initial Contribution(s): $ Series CP® Only: Expected First Twelve Months Contribution(s): $ The Amount entered determines the Series CP® Credit Percentage and assumes multiple Contributions will be made (see Section 13). Specify Method(s) of Payment: Check or Wire 1035 Exchange (from Single Owner Contract, NQ only) 1035 Exchange (from Joint Owner Contract, NQ only) CD or Mutual Fund Proceeds (NQ only) Direct Transfer (IRA or Roth) Rollover from eligible retirement plan (IRA or Roth) IRA Regular Contribution for the year 20 (IRA or Roth)2 Direct Rollover (Non-Spousal Beneficiary QP to Inherited IRA only)1 (Not available for Series CP®) Direct Rollover (Non-Spousal Beneficiary QP to an Inherited Roth IRA)1 (Not available for Series CP®) 1 GMIB is not available. 2 Available for Series B only. AXA Equitable Life Insurance Company Home Office: 1290 Avenue of the Americas, New York, NY 10104 ICC11.App 02 ACC11 X03472_National AXA Distributors, LLC FRNB147677 Cat. No. 147677 All Series Page 1 of 9

2. Account Registration (Please print) A. Owner (Must be legal resident of US.) Individual Trust Qualified Plan Trust (DC/DB)1 UGMA/UTMA (State Child’s SSN ) Custodian (IRA/Roth) Other Non-Natural Owner Beneficiary of Deceased IRA Owner2 Non-Spousal Beneficiary of Deceased QP Participant2 Male Female Date of Birth (mm/dd/yyyy) Daytime Phone # Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN EIN ITIN U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 4. Email Address Annuity Commencement Date: The Annuity Commencement Date will be the Contract Date Anniversary following the Annuitant’s 95th Birthday. You may commence Annuity payments earlier by submitting a written request to our Processing Office in accordance with the Contract. 1 Not available for Series C. 2 Not available for Series CP®. Patriot Act Information1 1. Are you a US Citizen? (If “Yes” proceed to question 3.) Yes No 2. If you are not a US citizen do you hold a valid US visa, which under the US Patriot Act permits you to purchase this annuity? Yes No US Visa Category (The following categories are NOT permitted: B, C, D, F, J, M, Q, TWOV.) 3. Your Occupation 4. Your Employer Owner Form of Identification (Please check one.) Valid Driver’s License Passport State Issued ID Identification Number Exp. Date 1The annuitant must complete this section if the owner is not an individual. B. Joint Owner (Must be legal resident of US.) • The individual designated below is the Joint Owner. Male Female Date of Birth (mm/dd/yyyy) Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code Email Address Joint Owner Form of Identification (Please check one.) Valid Driver’s License Passport State Issued ID Identification Number Exp. Date ICC11 App 02 ACC11 Accumulator — All Series Page 2 of 9

C. Annuitant (If other than Owner.)1 Male Female Date of Birth (mm/dd/yyyy) Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code 1 Annuitant must complete the Patriot Act Information section if the owner is NOT an individual. D. Joint Annuitant • For NQ 1035 Exchange Contracts that are Joint Annuitants who are spouses. Male Female Date of Birth (mm/dd/yyyy) Name (First) (Middle Initial) (Last) Taxpayer Identification Number (Please check one.) SSN ITIN U.S.A. Primary Residential Address only — No P.O. Box Permitted City State ZIP Code 3. Beneficiary(ies) (Please use Special Instructions for Additional Beneficiaries.) Unless otherwise indicated, proceeds will be divided equally. A. Primary 1. Primary Beneficiary Name 2. Primary Beneficiary Name 3. Primary Beneficiary Name B. Contingent 1. Contingent Beneficiary Name 2. Contingent Beneficiary Name 3. Contingent Beneficiary Name % % % % % % Relationship to Owner Relationship to Owner Relationship to Owner Relationship to Owner Relationship to Owner Relationship to Owner Date of Birth (optional) Date of Birth (optional) Date of Birth (optional) Date of Birth (optional) Date of Birth (optional) Date of Birth (optional) 4. Special Instructions Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 2, please complete the following: Mailing Address — P.O. Box accepted City State Zip Code ICC11 App 02 ACC11 Accumulator — All Series Page 3 of 9

5. Optional Benefit Elections These optional riders are purchased for an additional charge. You should read the prospectus, disclosure on page 8 and applicable supplements for more complete information including the limitations, restrictions, charges and other information that applies to these features before making a selection. A. Guaranteed Minimum Income Benefit (GMB)1 Guaranteed Minimum Income Benefit (GMIB) and Guaranteed Minimum Death Benefit (GMDB) elections are made in this section. GMIB is declined unless “Yes” is checked below. Owner issue ages 20-75.2 There are two roll up rates that apply to the Roll up Benefit base. A Deferral Roll up rate of 5.5% is applicable at contract issue and until you begin taking withdrawals from the contract. An Annual Roll up Rate of 5% will apply beginning in the year in which you take a withdrawal through age 85. You may ONLY pick GMIB I—Asset Allocation or GMIB II—Custom Selection, not both. 1. GMIB I—Asset Allocation • If you elect GMIB I, you must elect Option A in Section 8. Choose One: Yes, I wish to elect GMIB I and “Greater of” GMDB I Yes, I wish to elect GMIB I and Highest Anniversary Value to Age 85 GMDB Yes, I wish to elect GMIB I and Return of Principal GMDB3 2. GMIB II—Custom Selection • If you elect GMIB II, you can elect either Option A or B in Section 8. Choose One: Yes, I wish to elect GMIB II and “Greater of” GMDB II Yes, I wish to elect GMIB II and Highest Anniversary Value to Age 85 GMDB Yes, I wish to elect GMIB II and Return of Principal GMDB3 B. Guaranteed Minimum Death Benefit (GMDB) If you elected GMIB do not complete this section. • If you did not elect GMIB, this section is MANDATORY. • For Owner issue age 76-85 the Contract will be issued with Return of Principal GMDB.4 Return of Principal GMDB3- Owner issue ages 0-85 Highest Anniversary Value—Owner issue ages 0-75 2 C. Earnings Enhancement Benefit (EEB) EEB is declined unless “Yes” is checked below. Yes, I wish to elect the EEB5—Owner issue ages 0-75 2 6. Annual Reset Election If you elected GMIB I or GMIB II in section 5A, your contract will automatically issue with the Automatic Reset program. The Automatic Reset program resets my Roll Up Benefit Base(s) each year that I am eligible. To opt out of the Automatic Reset Program, please check the box below. I decline the Automatic Reset Program. Or to elect a Customized Reset Program, check the box below. Customized Reset Program Reset my Roll Up Benefit Base(s) each year up to and including the contract anniversary date in the year only. I understand that resets will only occur during this time period if I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The reset will result in a new wait period of up to 10 years to exercise the GMIB and it may result in a higher charge. 1 Not available for Inherited IRA/Inherited Roth IRA. 2 The maximum issue age for Series CP® is 70, therefore any references to Owner issue ages 71 and older do not apply. 3 There is no charge for the Return of Principal death benefit. 4 The maximum issue age for Series CP® is 70, therefore any references to Owner issue ages 76 and older are replaced with 71 and older for Series CP®. 5 Not available for Qualified Plan Defined Benefit or Qualified Plan Defined Contribution. ICC11 App 02 ACC11 Accumulator — All Series Page 4 of 9

7. Special Dollar Cost Averaging Programs If you elect a Special DCA program below, you must allocate 100% of your initial contribution to that Special DCA program. You must also choose the Investment Options in Section 8 to which amounts will be transferred from the Special DCA Account. All future contributions will be allocated according to the percentages below unless instructed otherwise by you. Contributions received after the Special DCA program terminates will be allocated to the Investment Options according to the instructions below. Check box for one time period. 3 months 6 months 12 months Special DCA—Applies if Series B or Series L is elected in Section 1. Special Money Market DCA—Applies if Series CP® or Series C is elected in Section 1. You may have one DCA program in effect at any given time. 8. Investment Selection Contribution Allocation—You must allocate your initial contribution among Fixed Account and/or VIOs below using the Contribution Allocation Column, which must total 100%. All future contributions will be allocated according to the percentage below unless instructed otherwise by you. If GMIB I, Asset Allocation was elected you MUST choose Option A. If GMIB II, Custom Selection was elected you may choose either Option A below or Option B on page 6. Contribution Allocation % (Required) Option A: Fixed Account — Percentages must be whole numbers % Guaranteed Interest Option (GIO) The maximum allocation to GIO is 25% of your Contribution. Variable Investment Options — Percentages must be whole numbers % AXA Balanced Strategy % AXA Conservative Growth Strategy % AXA Conservative Strategy % AXA Growth Strategy % AXA Moderate Growth Strategy             % EQ/Money Market 100% TOTAL ICC11 App 02 ACC11 Accumulator — All Series Page 5 of 9

Option B: Percentages must be whole numbers. Under Option B, your account value is automatically rebalanced to these allocations quarterly, based on your Contract Year. Option B is not available if you elected GMIB I — Asset Allocation in Section 5. Contribution Allocation % (Required) Category 1: % % % % % EQ/Core Bond Index EQ/lntermediate Government Bond Index EQ/Money Market* EQ/Quality Bond PLUS Multimanager Core Bond Category 2: Contribution Allocation % (Required) Category 3 (continued): % EQ/Large Cap Core PLUS % EQ/Large Cap Growth PLUS % EQ/Large Cap Value PLUS % EQ/Mid Cap Value PLUS % EQ/Mutual Large Cap Equity % EQ/Templeton Global Eq % Multimanager Aggressive Equity % Multimanager International Equity % Multimanager Large Cap Core Equity % Multimanager Large Cap Value % Multimanager Mid Cap Growth % Multimanager Mid Cap Value % Multimanager Multi-Sector Bond % Multimanager Small Cap Growth % Multimanager Small Cap Value Fixed Income - You must allocate at least 30% of your Contribution to this Investment Option Category. * You may not allocate more than 30% to this fund. Asset Allocation/Indexed - You may allocate up to 70% of your Contribution to this Investment Option Category. You must allocate at least 20% of your Contribution to this Investment Option Category if you select funds within Category 3 or Category 4. * You may not exceed 40% per fund. Core Diversified - You may allocate up to 50% of your Contribution to this Investment Option Category. You may not exceed 25% per fund within this category. You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category. Specialty - You may allocate up to 25% of your contribution to this Investment Option Category. You may not exceed 15% per fund within this Category. You must allocate at least 20% of your Contribution to Category 2 if you select funds within this Category. % % % % % % % % % AXA Balanced Strategy AXA Conservative Growth Strategy AXA Conservative Strategy AXA Growth Strategy AXA Moderate Growth Strategy AXA Tactical Manager 400* AXA Tactical Manager 500* AXA Tactical Manager 2000* AXA Tactical Manager International* Category 3: % % % % % % % EQ/AXA Franklin Small Cap Value Core EQ/Equity Growth PLUS EQ/Franklin Core Balanced EQ/Franklin Templeton Allocation EQ/Global Bond PLUS EQ/Global Multi-Sector Equity EQ/lnternational Core PLUS Category 4: % % % % % % % % % % % % % % % % % % % All Asset Allocation EQ/AllianceBernstein Small Cap Growth EQ/Boston Advisors Equity Income EQ/Calvert Socially Responsible EQ/Capital Guardian Research EQ/Davis New York Venture EQ/GAMCO Small Company Value EQ/lnternational Growth EQ/JPMorgan Value Opportunities EQ/Lord Abbett Large Cap Core EQ/Montag & Caldwell Growth EQ/Morgan Stanley Mid Cap Gr EQ/Oppenheimer Global EQ/PIMCO Ultra Short Bond EQ/T. Rowe Price Growth Stock EQ/UBS Growth & Income EQ/Van Kampen Comstock EQ/Wells Fargo Advantage Omega Gr Multimanager Technology OPTION B TOTALS — MUST EQUAL 100% % +% +             % + %= 100% Category 1 Category 2 Category 3 Category 4 TOTAL ICC11 App 02 ACC11 Accumulator — All Series Page 6 of 9

9. Broker Transfer Authorization Yes, by signing this application, I hereby designate my registered representative named in Section 14 to act as my agent in giving subaccount transfer instructions by telephone or electronically, and I authorize AXA Equitable to act on such instructions. I understand that AXA Equitable (i) may rely in good faith on the stated identity of a person placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. AXA Equitable will continue to act upon this authorization until such time as it receives my written notification of a change at its processing office. AXA Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity. 10. Current Insurance 1. Do you have any other existing life insurance or annuities? Yes No 2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued? Yes No If Yes to question number 2, complete the following: Company Company Company Type of Plan Type of Plan Type of Plan Year Issued Year Issued Year Issued Contract Number Contract Number Contract Number 11. Contract State We will issue and deliver a contract to you based on your state of primary residence. If you sign the application in a state other than your primary residence state: I certify that either: I have a second residence where the application was signed (the state of sale) or I work or maintain a business in the state where the application was signed (the state of sale). 12. Fraud Warnings Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. lCC11 App 02 ACC11 Accumulator — All Series Page 7 of 9

13. Signature and Acknowledgements GENERAL DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT: Account value(s) attributable to allocations to the variable investment options, and any variable annuity benefit payments I may elect, may increase or decrease and are not guaranteed as to dollar amount. In the case of IRAs and Qualified Plans that provide tax deferral under the Internal Revenue Code, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral, as the tax deferral feature of the Contract does not provide additional benefits. Under penalty of perjury, I certify that the Tax Identification Number in Section 2 is correct. All information and statements furnished in this application are true and complete to the best of my knowledge and belief. AXA Equitable may accept amendments to this application provided by me or under my authority. No registered representative has the authority to make or modify any Contract on behalf of AXA Equitable, or to waive or alter any of AXA Equitable’s rights and regulations. AXA Equitable must agree to any change made to the Contract and benefits applied for, or to the age at issue, in writing. Charges under the Contract generally apply for the duration of the Contract. I understand that Credits will be allocated to my Account Value based on the Expected First Year Contribution Amount and that, if actual first year total Contributions are less than the amount needed to qualify for such Credits, any excess Credits will be deducted from my Account Value. Fees, Charges and Investment Options vary by Series. OPTIONAL BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT: No optional benefits are elected unless I checked the appropriate boxes in Section 5. Some elections may not be changed after the Contract has been issued to me. There are additional charges for an optional benefit elected in Section 5. Withdrawals under the Contract may reduce my Benefit Base. The crediting rate used for the GMIB and GMDB benefit base (if elected) does not represent a guarantee of my Account Value or Cash Value, and if I exercise GMIB, the benefit base will be in the form of lifetime periodic payments only. Depending on my/our age, a GMIB and GMDB elected in Section 5 may be of limited usefulness because federal income tax lifetime required minimum distributions begins after age 701/2 and such distributions that are withdrawn from the Contract may significantly reduce the benefit. Unless otherwise declined, eligible contracts will automatically issue with the Automatic Reset program. The Automatic Reset program resets my Roll Up Benefit Base(s) each year that I am eligible. Resets will occur automatically unless such automatic resets are or have been terminated. The annual reset will result in a new wait period of up to 10 years to exercise the GMIB, which may be started beginning on each Contract Date Anniversary that the Roll Up Benefit Base is reset and the charge for the “Greater of” GMDB and the GMIB may increase depending on the terms of my Contract as of the Contract Date Anniversary following each reset. If my Annuity Account Value does not exceed my GMIB Rollup to age 85 benefit base on any Contract Anniversary, no reset will occur. To cancel my reset I must submit a signed and completed reset cancellation request. Any such request must be received at AXA Equitable’s processing office at least 30 days prior to the Contract Date Anniversary to which the cancellation applies. Requests received after this window will apply the following year. I am not able to cancel a reset once it has occurred. For jointly owned Contracts, eligibility to reset the roll up benefit base is based on the age of the older owner. My GMIB benefit can no longer be exercised 30 days after the contract anniversary following my 85th birthday. There will be no further Highest Anniversary Value increases, roll ups or resets to my GMIB benefit base after that time. I acknowledge that I have received the most current prospectus for Accumulator. After reviewing my financial information and goals with my Registered Representative, I believe that this Contract will meet my financial goals. Consent for Delivery of Initial Prospectus on CD-ROM: Yes. By checking this box and signing the application below, I acknowledge that I received the initial prospectus on computer readable compact disk “CD”, and I am able to access the CD information. In order to retain the prospectus indefinitely, I understand that I must print it. I also understand that I may request a prospectus in paper format at any time by calling Customer Service at 1-800-789-7771, and that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in AXA Equitable’s Electronic Delivery Service. By checking this box, providing my e-mail address, and signing the application below, I am requesting that AXA Equitable send me further information about enrolling in AXA Equitable’s electronic delivery so that I may receive all statements, confirms and prospectus mailings electronically. When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you understand the terms and conditions set forth in this application. X Proposed Owner’s Signature Signed at: City, State Date X Proposed Annuitant’s Signature (if other than Owner) Signed at: City, State Date x Proposed Joint Owner’s Signature (if other than Annuitant) Signed at: City, State Date X Proposed Joint Annuitant’s Signature (if other than Owner) Signed at: City, State Date ICC11 App 02 ACC11 Accumulator — All Series Page 8 of 9

14. Financial Representative Section 1. Does the Proposed Insured have any existing life insurance or annuity contracts? Yes No 2. Do you have reason to believe that any existing life insurance or annuity has been or will be surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Annuitant(s)/Owner(s)? Yes No 3. Did you verify the identity by reviewing the driver’s license/passport of each Owner/Annuitant, inquire about the source of the customer’s assets and income, and confirm that the Proposed Insured and Owner is not (nor family member of or associates with) a foreign military, government or political official? Yes No 4. Is the Proposed Insured currently an Active Duty* Member of the Armed Forces? Yes No (If “Yes”, you must also submit a complete and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES.) * “Active Duty” means full-time in the active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. The term does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days. X Primary Registered Representative Signature Print Name Client Account Number at Broker-Dealer X Secondary Registered Representative Signature Print Name X Tertiary Registered Representative Signature Print Name Social Security Number Email Address Social Security Number Social Security Number or or or % % % Rep. Code (            ) Phone Number Broker-Dealer Name Rep. Code (            ) Phone Number Rep. Code (            ) Phone Number Registered Representative Use Only. Contact your home office for program information. Option I Option II Option III1 Option IV2 Option V3 (Once selected, program cannot be changed.) 1 Not applicable to Series C. 2 Not applicable to Series CP® & C. 3 Applicable to Series B only. ICC11 App 02 ACC11 Accumulator — All Series Cat No. 147677 Page 9 of 9